Exhibit 99.1

Oncotelic to Acquire LATE-STAGE drug candidate for Parkinson Disease, Erectile Dysfunction, and Female Sexual Dysfunction.

AGOURA HILLS, Calif., September 1, 2021 - Oncotelic Therapeutics, Inc. (“Oncotelic” or the “Company”) (OTCQB:OTLC), executed a binding term sheet with Autotelic Inc. to license AL-101 (intranasal apomorphine). Oncotelic intends to develop AL-101 via fast-to-market 505(b)2 regulatory pathway for Parkinson Disease (“PD”) and Erectile Dysfunction (“ED”), especially phosphodiesterase 5 (“PDE5”) non-responders. AL-101 will also be developed as a new drug against Female Sexual Dysfunction (“FSD”), including Hypoactive Sexual Desire Disorder (“HSDD”). AL-101 has a favorable safety and efficacy profile and is phase 3 ready with six clinical trials completed and over 200 patients (2,200 doses) treated.

“The acquisition of AL-101, expands Oncotelic’s product portfolio to the fast to market 505(b)2 regulatory pathway. AL-101 has many of the same properties necessary to replicate the successes I had with the 505(b)2 route for Abraxane at Abraxis and Cynviloq at Igdrasol. I am impressed with its marked improvement on quality of life for PD patients and look forward to working with pts and healthcare professionals in PD.” said Dr. Vuong Trieu, CEO and Chairman of Oncotelic.

About Parkinson Disease (PD):

Over 60,000 new patients being diagnosed with PD in the United States and currently there are over 1 million patients in the US and expected to increase to over 1.2 million by 2030. In addition, approximately 10 million suffer from this disease globally. https://www.parkinson.org/Understanding-Parkinsons/Statistics.

On May 2020, KYNMOBI™ (apomorphine HCI) sublingual film developed by Sunovion Pharmaceuticals was approved through the 505(b)2 pathway for acute, intermittent treatment of OFF episodes in patients with Parkinson’s disease (PD) dissolves under the tongue. Per Suniovion Pharmaceuticals, Kynmobi is expected to generate $219 million annually. https://www.pharmaceutical-technology.com/comment/sunovion-pharmaceuticals-kynmobi-parkinsons/

About Erectile Dysfunction (ED)

ED is the most prevalent male sexual disorder globally. The market will continue to grow due to increased vascular disorders followed by the aging population across the world. Furthermore, rising psychological problems, followed by chronic diseases like diabetes, alcohol, and smoking habits are also considered as one of the major driving factors for the growth of the market. Oral PDE5 inhibitors, especially Viagra, Cialis, and Levitra, dominated the market with around US$3.8 billion of revenue in 2020.

The percentages of men affected by ED are as follows: 14.3-70% of men aged ≥60 years, 6.7-48% of men aged ≥70 years, and 38% of men aged ≥80 years (Geerkens MJM et al. (2019). Eur Urol Focus. pii: S2405-4569(19)30079-3). However, with the increasing administration of PDE5 inhibitors in clinical practice, it was found that approximately 30-35% of ED patients are treatment failures (McMahon CN et al. (2006). BMJ, 332: 589-92). AL-101 is designed to target treatment failure ED patients who do not respond to PDE5 inhibitors.

About Female Sexual Dysfunction (FSD):

Female sexual dysfunction is a prevalent problem, afflicting approximately 40% of women and there are few treatment options. FSD is more typical as women age and is a progressive and widespread condition. (Allahdadi, KJ et al. (2009) Cardiovascular & hematological agents in medicinal chemistry, 7(4), 260–269).

HSDD is characterized by a low sexual desire, that causes marked distress or interpersonal difficulty, and is not due to a co-existing medical or psychiatric condition, problems within the relationship or the effects of a medication or other drug substance. HSDD affects approximately 5.8 million U.S. premenopausal women (1 in 10 premenopausal women). Almost 98%, approximately 5.7 million of affected premenopausal women are not on any therapy for HSDD, either due to lack of education or lack of therapies available. One in 10 premenopausal women have low desire with associated distress.

There is no available drug for the treatment of FSD. In June 2019, the U.S. Food and Drug Administration approved Vyleesi (bremelanotide) to treat acquired, generalized hypoactive sexual desire disorder in premenopausal women. This is the only available drug treatment. Vyleesi has essentially replaced the only other drug for HSDD - however, it has a long list of drug-drug interactions, including commonly used antidepressants, such as fluoxetine and sertraline. In addition, it has a black box warning regarding its use with alcohol, a combination that has been associated with hypotension and syncopal episodes. Therefore there is an urgent need for effective therapy against FSD and HSDD.

About Oncotelic Therapeutics

Oncotelic Therapeutics, Inc. (f/k/a Mateon Therapeutics, Inc.) (“Oncotelic”), was formed in the State of New York in 1988 as OXiGENE, Inc., was reincorporated in the State of Delaware in 1992, and changed its name to Mateon Therapeutics, Inc. in 2016, and Oncotelic Therapeutics, Inc. in November 2020.

Oncotelic was created by the 2019 merger with Oncotelic Inc., which became a wholly owned subsidiary of Mateon, thereby creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics, as well as small molecule drugs against cancer and infectious diseases. OT-101, the lead immuno-oncology drug candidate of Oncotelic, is a first-in-class anti-TGF-β RNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on rare pediatric cancers. Oncotelic also has rare pediatric designation for DIPG (OT-101), melanoma (CA4P), and AML (OXi 4503). The Company acquired PointR Data Inc. (“PointR”) in November 2019. The PointR Acquisition was intended to create a publicly traded artificial intelligence driven immuno-oncology company with a robust pipeline of first in class TGF-β immunotherapies for late-stage cancers such as gliomas, pancreatic cancer and melanoma.

For more information, please visit www.oncotelic.com.

Oncotelic’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties, and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the Company’s annual report on Form 10-K filed with the SEC on May 20, 2020 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Oncotelic Therapeutics, Inc.:

Amit Shah

ashah@oncotelic.com